FORM 8-K
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2005

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9712 (Commission File Number)	62-1147325 (IRS Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois (Address of principal executive offices)	60631 (Zip Code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On June 1, 2005, Thomas S. Weber was appointed Vice President - Financial Strategy of U.S. Cellular. As a result of such appointment, Mr. Weber has ceased to serve as Vice President and Controller of U.S. Cellular effective as of such date. Mr. Weber will continue to serve as U.S. Cellular's principal accounting officer but will cease to serve in such capacity immediately following the filing with the SEC of U.S. Cellular's Form 10-Q for the quarter ended June 30, 2005.

(c) (1) On June 1, 2005, Steven T. Campbell was appointed Vice President and Controller of U.S. Cellular.

      (2) Mr. Campbell, 54, will serve as Vice President and Controller for a term commencing on June 1, 2005 until his successor is elected and qualifies. Mr. Campbell will begin to serve as U.S. Cellular's principal accounting officer immediately following the filing with the SEC of U.S. Cellular's Form 10-Q for the quarter ended June 30, 2005, and thereafter will serve in such capacity concurrently with his term as Vice President and Controller.

Mr. Campbell holds no other positions or offices with U.S. Cellular. There is no arrangement or understanding between Mr. Campbell and any other person pursuant to which he was selected to serve in such office, except for the letter agreement relating to his employment discussed below to the extent applicable.

Mr. Campbell has no family relationship with any director or executive officer or person nominated or chosen by U.S. Cellular to become a director or executive officer of U.S. Cellular.

Prior to joining U.S. Cellular, Mr. Campbell was employed by 3Com Corporation for over five years, most recently as vice president, financial operations. Further information with respect to Mr. Campbell's background is incorporated by reference herein from the press release attached hereto as Exhibit 99.1.

Since the beginning of 2004, there has not been any transaction, or series of similar transactions, and there is not currently any proposed transaction, or series of similar transactions, to which U.S. Cellular or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000, in which Mr. Campbell had or will have a direct or indirect material interest, except for the letter agreement relating to his employment discussed below to the extent applicable.

      (3) Mr. Campbell entered into a letter agreement with U.S. Cellular that was effective upon his employment with U.S. Cellular on June 1, 2005. This letter agreement provides for Mr. Campbell's employment as Vice President and Controller in consideration for a base salary, bonus payments, awards of stock options and participation in U.S. Cellular benefit plans subject to certain conditions. The material terms of such letter agreement are incorporated by reference herein from the complete letter agreement which is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(c)       Exhibits:

        In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date: June 3, 2005

By:	/s/ Kenneth R. Meyers

Kenneth R. Meyers
Executive Vice President - Finance and Chief Financial Officer

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EXHIBIT INDEX The following exhibits are filed herewith as noted below.

Exhibit Number	Description of Exhibit
99.1	United States Cellular Corporation's news release, dated June 1, 2005, announcing the hire of Steven T. Campbell.
99.2	Letter agreement between United States Cellular Corporation and Steven T. Campbell dated June 1, 2005.

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